Exhibit 99.1

Popular, Inc. Announces Fourth Quarter Financial Results

  Net loss of $102.2 million for the fourth quarter of 2017, reflecting a non-cash income tax expense of $168.4 million, related to the impact of the Federal Tax Cut and Jobs Act on the Corporation’s U.S. deferred tax asset
  Fourth quarter adjusted net income of $66.2 million
  Net income of $107.7 million and adjusted net income of $276.0 million for the year 2017
  Net interest margin of 3.90% in Q4 2017, compared to 3.96% in Q3 2017
  Credit Quality (excluding “covered” loans):
    Non-performing loans held-in-portfolio (“NPLs”) decreased by $35.0 million from Q3 2017; NPLs to loans ratio at 2.3% vs. 2.5% in Q3 2017;
    Net charge-offs (“NCOs”) increased by $40.7 million; NCOs at 1.61% of average loans held-in-portfolio vs. 0.92% in Q3 2017. The fourth quarter results include $31.6 million related to the U.S. taxi medallion portfolio;
    Provision expense of $70.0 million vs. $157.7 million in Q3 2017;
    Allowance for loan losses of $590.2 million vs. $613.9 million in Q3 2017; allowance for loan losses to loans held-in-portfolio at 2.43% vs. 2.65% in Q3 2017; and
    Allowance for loan losses to NPLs at 107.1% vs. 104.8% in Q3 2017.
  Common Equity Tier 1 ratio of 16.30%, Common Equity per Share of $49.51 and Tangible Book Value per Share of $43.02 at December 31, 2017

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--January 23, 2018--Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported a net loss of $102.2 million for the quarter ended December 31, 2017, compared to a net income of $20.7 million for the quarter ended September 30, 2017, reflecting a non-cash income tax expense of $168.4 million during the quarter, due to the impact of the Federal Tax Cut and Jobs Act in the Corporation’s U.S. deferred tax asset.

Ignacio Alvarez, President and Chief Executive Officer, said: “While our fourth quarter and year end results reflected the impact of a significant non-cash charge to earnings due to the recently enacted federal tax reform, this charge had no impact on regulatory capital. The fourth quarter results were also impacted by the effects of hurricanes Maria and Irma. However, notwithstanding this impact, we saw growth in our net interest income on a year over year basis. I am also pleased to report that our operations have substantially recovered from the impact of the storms with 164 of our branches in P.R. and the U.S. Virgin Islands fully operational. We are also beginning to see increased loan demand in our consumer loans portfolios, specially in auto loans. We remained pleased with our U.S. operations which experienced a 16% growth in commercial loans during 2017."

Significant Events

Hurricanes Irma and Maria

During the fourth quarter of 2017, the Corporation continued normalizing its operations after the impact of Hurricanes Irma and Maria (the “hurricanes”) that made landfall in September 2017. The government’s restoration of the electric and telecommunication services in the areas in which our branch network operates was the most critical factor leading the Corporation to operate under improved conditions. Restoration of the island’s electric infrastructure and the telecommunications network, as well as the speed of such restoration, remain the most critical challenges for Puerto Rico’s recovery from the hurricanes. Power generation is currently at approximately 85% of normal electricity production, up from 30% at the end of October, now reaching 67% of all customers.

The Corporation continued to assess the impact of the hurricanes on its buildings and operations, including the impact on its customers, potential credit losses and reduced revenue streams as a result of the business disruptions, as further detailed below. Additionally, relief efforts by the Corporation and our employees continued throughout the quarter, including the loan payment moratorium provided to consumer and commercial borrowers.

As of January 12, 2018, 164 of Banco Popular de Puerto Rico’s (“BPPR”) bank branches are open and 558 ATMs are operating. Popular is working on a plan to reopen its remaining closed retail locations as soon as possible. In the month of December 2017, our client debit and credit card purchase activity exceeded the December 2016 activity, demonstrating significant improvement in economic activity on the island and progress towards normalized levels.

Impact on Earnings Related to Hurricanes

The following summarizes the estimated impact on the Corporation’s earnings for the third and fourth quarter of 2017 as a result of the impact caused by Hurricanes Irma and Maria, net of estimated insurance receivables of $1.1 million.

	Quarter ended	Quarter ended	Year ended
(In thousands)	September 30, 2017	December 31, 2017	December 31, 2017
Provision for loan losses[1]	$69,887	$(2,272)	$67,615
Provision for indemnity reserves on loans sold	$-	$3,436	$3,436
Operating expenses:
Personnel costs	$58	$1,783	$1,841
Net occupancy expenses	468	2,437	2,905
Equipment expenses	-	531	531
Business promotion
Donations	1,123	125	1,248
Other sponsorship and promotions expenses	203	2,169	2,372
Total business promotion	1,326	2,294	3,620
Professional fees	-	167	167
Communications	-	33	33
OREO expenses	2,685	208	2,893
Other expenses
Write-down of premises and equipment	3,932	(306)	3,626
Other operating expense	1,033	332	1,365
Total other expenses	4,965	26	4,991
Total operating expenses	$9,502	$7,479	$16,981
Total pre-tax hurricane expenses and provision for loan and losses	$79,389	$8,643	$88,032
[1] Includes $2.3 million and $3.5 million in provision for covered loans for the quarters ended December 31, 2017 and September 30, 2017, respectively.

Provision for Loan Losses

As of the end of the fourth quarter of 2017, the Corporation maintained a reserve for loan losses of $117.6 million, for non-covered loans, based on management’s best estimate of the impact of the hurricanes on the Corporation’s loan portfolios. This represents a downward adjustment of $4.6 million from the amounts initially estimated at the end of the third quarter of 2017. Also, during the fourth quarter the Corporation increased its estimate of losses associated with the hurricanes for the covered portfolio by $10.2 million resulting in an incremental provision expense of $2.3 million during the quarter. The Corporation may make further adjustments to these estimates as more information becomes available. Refer to additional information on the Credit Quality section of this earnings release.

Indemnity reserve

The Corporation services a portfolio of loans amounting to $1.5 billion at December 31, 2017 which were previously sold by the Corporation with credit recourse. The Corporation has estimated additional losses associated with the potential repurchase liability of loans subject to credit recourse as a result of the hurricanes. For the fourth quarter of 2017, the provision for indemnity reserves of $11.1 million included $3.4 million to account for these estimated losses. At December 31, 2017 the reserve for loans subject to credit recourse amounted to $58.8 million.

Operating Expenses

As detailed in the table above the results for the third and fourth quarters of 2017 include expenses related to structural damages caused by the hurricanes to the Corporation’s branches, buildings and repossessed properties. At the end of the fourth quarter, the Corporation has recorded year to date expenses related to structural damages of $6.5 million, net of the related insurance receivable of $1.1 million, a downward adjustment of $0.3 million and $6.4 million, respectively, from the initial estimates at the end of the third quarter. The results also include other operating expenses for costs such as donations, debris removal, fuel for backup generators, satellite telecommunication, personnel support and other ancillary costs associated with hurricane recovery efforts.

Revenue Reduction

In addition to the previously mentioned incremental provision and direct operating expenses, results for the third and fourth quarters of 2017 were impacted by the hurricanes in the form of a reduction in revenue resulting from reduced merchant transaction activity, the waiver of certain late fees and service charges to businesses and consumers in hurricane-affected areas, as well as the economic and operational disruption on the Corporation’s mortgage origination, servicing and loss mitigation activities. For the fourth quarter of 2017, the Corporation estimates that these revenue captions resulted in a decrease in income of approximately $20 million when compared to pre-hurricane levels, taking into account the earnings for the comparative quarter of the previous year, among other measures, primarily driven by the disruption in our operations. This compares to approximately $11 million impact during the third quarter.

While significant progress has been made in economic and transactional activity since September, the continued impact on transactional and collection based revenues will depend on the speed at which electricity, telecommunications and general merchant services can be restored across the region.

Refer to the Interest Income, Non-Interest Income and Expense sections of this earnings release for further information.

Tax Cut and Jobs Act

On December 22, 2017, the Tax Cut and Jobs Act (the “Act”) was signed into law by President Trump. The Act, among other things, reduced the maximum corporate tax rate from 35% to 21% in the U.S. As a result, during the fourth quarter of 2017 the Corporation recorded an income tax expense of $168.4 million, related to the write-down of the deferred tax asset (“DTA”) from its U.S. operations.

The Act contains other provisions, effective on January 1, 2018, which may impact the Corporation’s tax calculations and related income tax expense in future years. Management will continue to evaluate the impact of the Act and may make further adjustments as a result of additional analysis and additional guidance issued on the legislation.

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-17	30-Sep-17	31-Dec-16	31-Dec-17	31-Dec-16
Net interest income	$387,216	$378,171	$355,405	$1,501,964	$1,422,055
Provision for loan losses	70,001	157,659	40,924	319,682	171,126
Provision (reversal) for loan losses - covered loans [1]	1,487	3,100	441	5,742	(1,110)
Net interest income after provision for loan losses	315,728	217,412	314,040	1,176,540	1,252,039
FDIC loss-share income (expense)	2,614	(3,948)	(130,334)	(10,066)	(207,779)
Other non-interest income	83,517	104,322	130,159	429,233	505,715
Goodwill impairment charge	-	-	-	-	3,801
Other operating expenses	321,955	317,088	320,871	1,257,196	1,251,834
Income (loss) from continuing operations before income tax	79,904	698	(7,006)	338,511	294,340
Income tax expense (benefit)	182,058	(19,966)	(1,766)	230,830	78,784
(Loss) income from continuing operations	(102,154)	20,664	(5,240)	107,681	215,556
Income from discontinued operations, net of tax	-	-	1,135	-	1,135
Net (loss) income	$(102,154)	$20,664	$(4,105)	$107,681	$216,691
Net (loss) income applicable to common stock	$(103,085)	$19,734	$(5,036)	$103,958	$212,968
Net (loss) income per common share - Basic	$(1.01)	$0.19	$(0.06)	$1.02	$2.05
Net (loss) income per common share - Diluted	$(1.01)	$0.19	$(0.06)	$1.02	$2.05
Net income per common share from discontinued operations - Basic	$-	$-	$0.01	$-	$0.01
Net income per common share from discontinued operations - Diluted	$-	$-	$0.01	$-	$0.01
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Adjusted results – Non-GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information to investors about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure.

No adjustments are reflected for the third quarter of 2017.

(Unaudited)
(In thousands)	31-Dec-17
		Income tax	Impact on net
	Pre-tax	effect	loss
U.S. GAAP Net loss			$(102,154)
Non-GAAP Adjustments:
Impact of the Tax Cut and Jobs Act[1]	-	168,358	168,358
Adjusted net income (Non-GAAP)			$66,204

[1]On December 22, 2017, the Tax Cut and Jobs Act ("the Act") was signed into law by the President of the United States. The Act, among other things, reduced the maximum federal Corporate tax rate from 35% to 21%. The adjustment reduced the DTA related to the Corporation's U.S. operations as a result of a lower realizable benefit at the lower tax rate.

Net interest income

Net interest income for the quarter ended December 31, 2017 was $387.2 million, compared to $378.2 million for the previous quarter. Net interest margin was 3.90% for the quarter compared to 3.96% for the previous quarter.

The increase of $9.0 million in net interest income was mainly related to the following:

Positive variances:

  Higher income from money market investments by $2.7 million due to both a higher average volume of funds available to invest related to a higher balance of deposits mainly from the Puerto Rico government deposits and higher yield by 5 basis points due to the increase in rates at the end of 2017;
  higher income from investment securities due to higher volume related to U.S. Treasury securities acquired during the fourth quarter and higher yield on those securities. The increase in the portfolio yield of 2 basis points accounts for $1.4 million additional income for the quarter while the increase in volume represents an increase of $1.8 million;
  higher income from commercial loans by $1.7 million due to higher volume predominantly related to the loan growth in the U.S.;
  higher income from the consumer loans portfolio by $3.5 million or 39 basis points mainly driven by a higher yield from the credit card portfolio; and
  lower cost of interest bearing deposits by 2 basis points, or $0.1 million, mainly NOW and money market deposits, partially offset by higher volumes from government, retail and commercial clients.

Negative variances:

  Lower income from mortgage loans by $1.8 million, or 12 basis points mostly due to the waiver of late payment fees to clients.

BPPR’s net interest income amounted to $328.8 million for the quarter ended December 31, 2017, compared to $321.1 million for the previous quarter. The increase of $7.7 million in net interest income was mainly due to higher income from money market investments resulting from higher volumes and yields, as previously stated. Also, a higher volume and yield of investment securities driven by recent U.S. Treasury purchases contributed to the increase. Higher volume of loans also contributed to the increase in interest income, mainly higher yield from the credit card portfolio, partially offset by lower income from mortgage loans driven by the waiver of late payment fees related to the hurricanes. The net interest margin for the fourth quarter was 4.21%, a decline of 7 basis points when compared to 4.28% for the previous quarter. The decrease in net interest margin results mainly from the composition of earning assets, which has shifted towards lower yielding assets resulting from higher balances in Fed Funds, mainly due to higher balances of Puerto Rico government deposits and the acquisition of investment securities. BPPR’s earning assets yielded 4.54%, compared to 4.63% in the previous quarter, while the cost of interest bearing liabilities was 0.47%, or two basis points lower than the 0.49% in the previous quarter.

Banco Popular North America’s (“BPNA”) net interest income was $72.7 million, compared to $71.5 million in the previous quarter, mainly due to higher volume of commercial and construction loans, partially offset by the related funding costs. Net interest margin decreased 4 basis points to 3.46%, compared to 3.50% for the previous quarter mostly due to higher cost of funds. U.S. earning assets yielded 4.28% compared to 4.29% in the previous quarter, while the cost of interest bearing liabilities was 1.06% compared to 1.03% in the previous quarter.

Non-interest income

Non-interest income amounted to $86.1 million for the quarter ended December 31, 2017, compared to $100.4 million for the previous quarter. The results for the quarter reflect a reduction in various revenue streams, mostly as a result of the impact of the hurricanes. The unfavorable variance of $14.2 million in non-interest income was primarily driven by:

  Lower service charge on deposits accounts by $5.4 million due to lower transactional cash management billings primarily due to the effects of Hurricane Maria;
  lower other service fees by $5.0 million mainly credit cards fees due to the waiver of late payment fees and debit card fees at BPPR as part of the hurricane relief efforts, largely impacted by lower interchange income resulting from lower transaction volumes due to the impact of the hurricanes;
  lower income on mortgage banking activities by $7.1 million in part due to $2.2 million in lower mortgage servicing fees, which are recognized as loan payments are collected, due to lower mortgage payments from the moratoriums offered as part of the hurricanes relief efforts; higher unfavorable fair value adjustments on mortgage servicing rights by $2.0 million; and lower net gain on sale of loans mostly due to lower volume from securitization transactions; and
  unfavorable variance in adjustments to indemnity reserves of $4.7 million due to an increase in the reserves for credit recourse and representation and warranties; including $3.4 million in incremental reserves estimated due to the hurricanes impact.

These negative variances were partially offset by:

  Favorable variance on the FDIC loss-share expense by $6.6 million due to a change in the related true-up payment obligation as a result of an increase in the discount rate; and
  higher other operating income by $1.5 million mainly due to higher earnings from investments under the equity method.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	31-Dec-17	31-Dec-16

Income Statement
Interest income on WB loans	$36,011	$35,939	$39,642	$148,033	$175,207
Total FDIC loss-share income (expense)	2,614	(3,948)	(130,334)	(10,066)	(207,779)
Provision (reversal) for loan losses- WB loans	2,501	14,751	(2,292)	16,336	(3,318)
Total revenues (expenses) less provision (reversal) for loan losses	$36,124	$17,240	$(88,400)	$121,631	$(29,254)

Balance Sheet
WB loans	$1,706,140	$1,705,531	$1,861,106
FDIC loss-share asset	45,192	48,470	69,334
FDIC true-up payment obligation	164,858	166,876	153,158

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $322.0 million for the fourth quarter of 2017, an increase of $4.9 million when compared to the third quarter of 2017. The increase in operating expenses was driven primarily by:

  Higher net occupancy expense by $1.6 million mostly due to higher repair and maintenance expenses at BPPR related to the hurricanes;
  higher professional fees by $8.8 million mainly associated with the impact of consulting and advisory engagements that carried over from Q3 into Q4 due to the hurricane related disruptions in the third quarter;
  higher business promotion expense by $3.1 million mainly due to higher advertising and promotion expense related to disaster relief activities and communications in response to the hurricanes; and
  higher FDIC deposit insurance by $1.2 million, mainly due to increased asset base.

These increases were partially offset by:

  Lower OREO expenses by $4.4 million due to the write-down of $2.7 million recorded during the third quarter related to the impact of the hurricanes on commercial, construction and mortgage properties at BPPR; and
  lower other operating expenses by $5.2 million as a result of $3.9 million of write-down of premises and equipment related to the hurricanes, recorded during the third quarter, lower printing and supplies and lower sundry losses.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees and OREO expenses, amounted to $10.6 million for the fourth quarter of 2017, compared to $15.3 million for the third quarter of 2017. The decrease was principally due to lower write-downs on OREO at BPPR.

Full-time equivalent employees were 7,784 as of December 31, 2017, compared to 7,787 as of September 30, 2017.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended December 31, 2017, the Corporation recorded an income tax expense of $182.1 million, compared to a benefit of $20.0 million for the previous quarter. As discussed above, the results for the fourth quarter include an income tax expense of $168.4 million from the write down of the DTA of the Corporation’s U.S. operations, as a result of the Act, which reduced the maximum federal corporate tax rate from 35% to 21%. The Act contains other provisions, effective on January 1, 2018, which may impact the Corporation’s tax calculations and related income tax expense in future years. Management will continue to evaluate the impact of the Act and may make further adjustments as a result of additional analysis and additional guidance issued on the legislation. At December 31, 2017, the Corporation had a deferred tax asset amounting to $1.1 billion, net of a valuation allowance of $0.4 billion. The DTA related to the U.S. operations was $0.3 billion, net of a valuation allowance of $0.4 billion.

The income tax benefit for the third quarter reflected the impact of the losses related to the hurricanes, which resulted in a reduction of taxable income and the related effective tax rate in our Puerto Rico operations.

The effective tax rate of the Corporation is impacted by the composition and source of its taxable income. For 2018, the Corporation expects its consolidated effective tax rate to range from 21% to 24%.

Credit Quality

The Corporation continues to monitor asset quality measures given the impact of Hurricanes Irma and Maria on the loan portfolios and the moratorium granted to certain consumer and commercial borrowers, which have led to lower inflows to non-performing loans and NPL balances. The U.S. operation continued to reflect strong growth and favorable credit quality metrics, once the impact of the U.S. taxi medallion portfolio acquired from the FDIC in the assisted sale of Doral Bank is excluded. The Corporation will continue to monitor changes in credit quality trends given the continued challenges in Puerto Rico, heightened by Hurricane María. The following presents asset quality results for the fourth quarter of 2017:

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $81.4 million quarter-over-quarter, mainly driven by lower inflows in the P.R. mortgage portfolio of $95.7 million, prompted by the payment plan implemented post Hurricane Maria.
  Total non-performing loans held-in-portfolio decreased by $35.0 million from the third quarter of 2017, driven by lower P.R. mortgage NPLs of $31.3 million, primarily driven by payments and charge-offs, as inflows were minimal due to the payment moratorium post Hurricane María. At December 31, 2017, the ratio of NPLs to total loans held-in-portfolio stood at 2.3% compared to 2.5% in the third quarter of 2017.
  Net charge-offs increased by $40.7 million from the third quarter of 2017, driven by: (i) higher U.S. commercial NCOs by $26.7 million mainly related to the U.S. taxi medallion portfolio (ii) higher P.R. commercial NCOs of $8.9 million related to two previously reserved relationships, and (iii) higher P.R. mortgage NCOs of $6.5 million impacted by the temporary suspension of collection and foreclosure activities after the hurricanes. The Corporation’s ratio of annualized net charge-offs to average non-covered loans held-in-portfolio was at 1.61%, compared to 0.92% in the third quarter of 2017. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses decreased by $23.7 million from the third quarter of 2017 to $590.2 million. The P.R. segment ALLL decreased by $6.1 million, mostly driven by a $6.5 million decrease as a result of the annual ALLL review and recalibration. The environmental factors reserve associated with the impact of Hurricane Maria on the loan portfolios decreased by $4.6 million to $117.6 million, compared to $122.2 million in the previous quarter. Management will continue to carefully assess and review the exposure of the portfolios to hurricane-related factors, economic trends, and their effect on credit quality as additional information becomes available. The U.S. segment ALLL decreased by $17.5 million, driven by $31.6 million U.S. taxi medallion related charge-offs.
  The general and specific reserves related to non-covered loans totaled $481.1 million and $109.1 million, respectively, at quarter-end, compared with $498.7 million and $115.2 million, respectively, as of September 30, 2017. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.43% in the fourth quarter of 2017, compared to 2.65% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio increased to 107.1%, compared to 104.8% in the previous quarter.
  The provision for loan losses for non-covered loans for the fourth quarter of 2017 decreased by $87.7 million quarter-over-quarter, as the prior quarter included $66.4 million related to the impact of Hurricane Maria on the P.R. loan portfolios. Excluding this impact, the provision for the P.R. segment increased by $4.3 million, while the U.S. provision decreased by $25.5 million. The U.S. decrease was attributed to higher impairments for the U.S. taxi medallion purchased credit impaired loans that resulted in a provision expense of $37.0 million and $10.2 million in the third and fourth quarters, respectively. The provision to net charge-offs ratio was 74.7% in the fourth quarter of 2017, compared to 297.4% in the previous quarter.

Non-Performing Assets
(Unaudited)
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16
Total non-performing loans held-in-portfolio, excluding covered loans	$550,957	$585,928	$557,915
Other real estate owned (“OREO”), excluding covered OREO	169,260	176,728	180,445
Total non-performing assets, excluding covered assets	720,217	762,656	738,360
Covered loans and OREO	22,948	24,951	36,044
Total non-performing assets	$743,165	$787,607	$774,404
Net charge-offs for the quarter (excluding covered loans)	$93,675	$53,009	$56,216

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$24,292,794	$23,173,450	$22,773,747
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.27%	2.53%	2.45%
Allowance for loan losses to loans held-in-portfolio	2.43	2.65	2.24
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	107.12	104.77	91.47

Refer to Table H for additional information.
Provision for Loan Losses

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	31-Dec-17	31-Dec-16
Provision for loan losses:
BPPR [1]	$52,972	$115,115	$37,357	$241,738	$155,860
BPNA	17,029	42,544	3,567	77,944	15,266
Total provision for loan losses - non-covered loans	$70,001	$157,659	$40,924	$319,682	$171,126
Provision (reversal) for loan losses - covered loans	1,487	3,100	441	5,742	(1,110)
Total provision for loan losses	$71,488	$160,759	$41,365	$325,424	$170,016
[1] For the year ended December 31, 2017, includes the elimination of an incremental $6.0 million provision for loan losses related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank holding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Dec-17	30-Sep-17	31-Dec-16
Provision for loan losses	$52,972	$115,115	$37,357
Net charge-offs	59,118	45,301	53,416
Total non-performing loans held-in-portfolio, excluding covered loans	511,440	548,666	532,508
Allowance / non-covered loans held-in-portfolio	2.87%	3.06%	2.73%

	Quarters ended
BPNA	31-Dec-17	30-Sep-17	31-Dec-16
Provision for loan losses	$17,029	$42,544	$3,567
Net charge-offs	34,557	7,708	2,800
Total non-performing loans held-in-portfolio	39,517	37,262	25,407
Allowance / non-covered loans held-in-portfolio	1.16%	1.48%	0.75%
Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16
Cash and money market investments	$5,657,976	$6,005,649	$3,252,611
Trading and investment securities	10,482,971	9,374,355	8,535,530
Loans not covered under loss-sharing agreements with the FDIC	24,292,794	23,173,450	22,773,747
Loans covered under loss-sharing agreements with the FDIC	517,274	524,854	572,878
Total assets	44,277,337	42,601,267	38,661,609
Deposits	35,453,508	34,248,936	30,496,224
Borrowings	2,023,485	2,147,064	2,055,477
Total liabilities	39,173,432	37,315,836	33,463,652
Stockholders’ equity	5,103,905	5,285,431	5,197,957

Total assets increased by $1.7 billion from the third quarter of 2017, driven by:

  An increase of $1.1 billion in investment securities available-for-sale mainly due to purchases of U.S. Treasury securities at BPPR; and
  A net increase of $1.1 billion in non-covered loans held-in-portfolio, due to an increase of $0.8 billion in mortgage loans at BPPR due to the rebooking of loans previously pooled into GNMA securities. Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected on the financial statements of the Bank with an offsetting liability. While the borrowers for our serviced GNMA portfolio benefited from the loan payment moratorium, the delinquency status of these loans continued to be reported to GNMA without considering the moratorium. Additionally, growth in commercial loans at BPPR and BPNA by $0.3 billion contributed to the increase.

These positive variances were partially offset by:

  A decrease of $0.3 billion in cash and money market investments at BPPR and BPNA due in part to the deployment of liquidity into investment securities as mentioned above; and
  A decrease of $0.3 billion in other assets primarily in accounts receivable related to maturities of U.S. Treasury securities that were settled during the quarter and a decrease in the DTA, mainly at BPNA due to the write-down taken as a result of the impact of the Act (refer to additional information on the Income Taxes section of this earnings release).

Total liabilities increased by $1.9 billion from the third quarter of 2017, principally driven by:

  An increase of $1.2 billion in deposits mainly due to an increase in demand deposits and savings deposits at BPPR. Refer to Table G for additional information on deposits; and
  An increase of $0.8 billion in other liabilities at BPPR due to an increase in the liability for GNMA loans sold with a repurchase option due to an increase in delinquency resulting from the moratorium, as noted above.

These positive variances were partially offset by:

  A decrease of $0.1 billion in other short-term borrowings at BPNA.

Stockholders’ equity decreased by approximately $0.2 billion from the third quarter of 2017, mainly as a result of net loss for the quarter of $102.2 million, declared dividends of $25.5 million on common stock, $0.9 million in dividends on preferred stock, and higher unrealized losses on securities available-for-sale by $55.7 million.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.30%, $49.51 and $43.02, respectively at December 31, 2017, compared to 16.63%, $51.31 and $44.79 at September 30, 2017. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on the Corporation’s financial condition and results of operations, and the impact of Hurricanes Irma and Maria on us. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2016, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and in our Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the SEC. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

Conference Call

Popular will hold a conference call to discuss its financial results today Tuesday, January 23, 2018 at 10:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, February 23, 2018. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10115688.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

Table P - Adjusted Net Income for the Years Ended December 31, 2017 and 2016 (Non-GAAP)

POPULAR, INC.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Years ended
	31-Dec-17	30-Sep-17	31-Dec-16	31-Dec-17	31-Dec-16
Basic EPS from continuing operations	$(1.01)	$0.19	$(0.06)	$1.02	$2.05
Basic EPS from discontinued operations	$-	$-	$0.01	$-	$0.01
Basic EPS	$(1.01)	$0.19	$(0.05)	$1.02	$2.06
Diluted EPS from continuing operations	$(1.01)	$0.19	$(0.06)	$1.02	$2.05
Diluted EPS from discontinued operations	$-	$-	$0.01	$-	$0.01
Diluted EPS	$(1.01)	$0.19	$(0.05)	$1.02	$2.06
Average common shares outstanding	101,695,868	101,652,352	103,368,820	101,966,429	103,275,264
Average common shares outstanding - assuming dilution	101,695,868	101,763,872	103,368,820	102,045,336	103,377,283
Common shares outstanding at end of period	102,068,981	102,026,417	103,790,932	102,068,981	103,790,932

Market value per common share	$35.49	$35.94	$43.82	$35.49	$43.82

Market capitalization - (In millions)	$3,622	$3,667	$4,548	$3,622	$4,548

Return on average assets	(0.94%)	0.20%	(0.04%)	0.26%	0.58%
	.	.
Return on average common equity	(7.67%)	1.47%	(0.38%)	1.96%	4.07%

Net interest margin	3.90%	3.96%	4.02%	3.99%	4.22%

Common equity per share	$49.51	$51.31	$49.60	$49.51	$49.60

Tangible common book value per common share (non-GAAP) [1]	$43.02	$44.79	$43.12	$43.02	$43.12

Tangible common equity to tangible assets (non-GAAP) [1]	10.07%	10.90%	11.78%	10.07%	11.78%

Tier 1 capital	16.30%	16.63%	16.48%	16.30%	16.48%

Total capital	19.22%	19.62%	19.48%	19.22%	19.48%

Tier 1 leverage	10.02%	10.29%	10.91%	10.02%	10.91%

Common Equity Tier 1 capital	16.30%	16.63%	16.48%	16.30%	16.48%
[1] Refer to Table N for reconciliation to GAAP financial measures.

POPULAR, INC.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Years ended
			Q4 2017		Q4 2017
(In thousands, except per share information)	31-Dec-17	30-Sep-17	vs. Q3 2017	31-Dec-16	vs. Q4 2016	31-Dec-17	31-Dec-16
Interest income:
Loans	$375,981	$371,979	$4,002	$363,252	$12,729	$1,478,765	$1,459,720
Money market investments	18,262	15,529	2,733	5,108	13,154	51,495	16,428
Investment securities	50,498	47,276	3,222	41,283	9,215	191,197	152,011
Trading account securities	592	1,099	(507)	1,401	(809)	4,487	6,414
Total interest income	445,333	435,883	9,450	411,044	34,289	1,725,944	1,634,573
Interest expense:
Deposits	36,957	37,058	(101)	34,742	2,215	141,864	127,577
Short-term borrowings	1,990	1,524	466	1,761	229	5,724	7,812
Long-term debt	19,170	19,130	40	19,136	34	76,392	77,129
Total interest expense	58,117	57,712	405	55,639	2,478	223,980	212,518
Net interest income	387,216	378,171	9,045	355,405	31,811	1,501,964	1,422,055
Provision for loan losses - non-covered loans	70,001	157,659	(87,658)	40,924	29,077	319,682	171,126
Provision (reversal) for loan losses - covered loans	1,487	3,100	(1,613)	441	1,046	5,742	(1,110)
Net interest income after provision for loan losses	315,728	217,412	98,316	314,040	1,688	1,176,540	1,252,039
Service charges on deposit accounts	33,827	39,273	(5,446)	39,902	(6,075)	153,709	160,836
Other service fees	48,443	53,481	(5,038)	65,274	(16,831)	217,267	234,770
Mortgage banking activities	(1,853)	5,239	(7,092)	14,488	(16,341)	25,496	56,538
Net gain and valuation adjustments on investment securities	50	103	(53)	30	20	334	1,962
Other-than-temporary impairment losses on investment securities	-	-	-	-	-	(8,299)	(209)
Trading account (loss) profit	(137)	253	(390)	(1,627)	1,490	(817)	(785)
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	-	(420)	420	-	-	(420)	8,245
Adjustments (expense) to indemnity reserves on loans sold	(11,075)	(6,406)	(4,669)	(3,051)	(8,024)	(22,377)	(17,285)
FDIC loss-share income (expense)	2,614	(3,948)	6,562	(130,334)	132,948	(10,066)	(207,779)
Other operating income	14,262	12,799	1,463	15,143	(881)	64,340	61,643
Total non-interest income (expense)	86,131	100,374	(14,243)	(175)	86,306	419,167	297,936
Operating expenses:
Personnel costs
Salaries	78,339	78,976	(637)	77,275	1,064	313,394	308,135
Commissions, incentives and other bonuses	14,847	16,879	(2,032)	17,405	(2,558)	70,099	73,684
Pension, postretirement and medical insurance	12,164	11,535	629	12,481	(317)	47,533	51,284
Other personnel costs, including payroll taxes	14,822	12,246	2,576	15,292	(470)	53,204	54,373
Total personnel costs	120,172	119,636	536	122,453	(2,281)	484,230	487,476
Net occupancy expenses	23,899	22,254	1,645	21,883	2,016	89,194	85,653
Equipment expenses	16,465	16,457	8	16,494	(29)	65,142	62,225
Other taxes	10,815	10,858	(43)	10,615	200	43,382	42,304
Professional fees
Collections, appraisals and other credit related fees	3,254	3,559	(305)	1,128	2,126	14,415	14,607
Programming, processing and other technology services	50,496	49,717	779	53,196	(2,700)	199,873	205,466
Legal fees, excluding collections	3,225	2,928	297	14,702	(11,477)	11,763	42,393
Other professional fees	22,557	14,568	7,989	16,667	5,890	66,437	60,577
Total professional fees	79,532	70,772	8,760	85,693	(6,161)	292,488	323,043
Communications	5,224	5,394	(170)	5,780	(556)	22,466	23,897
Business promotion	18,287	15,216	3,071	15,473	2,814	58,445	53,014
FDIC deposit insurance	7,456	6,271	1,185	5,926	1,530	26,392	24,512
Other real estate owned (OREO) expenses	7,328	11,724	(4,396)	13,703	(6,375)	48,540	47,119
Credit and debit card processing, volume, interchange and other expenses	6,853	7,375	(522)	4,817	2,036	26,201	20,796
Other operating expenses
Operational losses	11,639	13,222	(1,583)	6,579	5,060	39,612	35,995
All other	11,941	15,564	(3,623)	8,619	3,322	51,726	33,656
Total other operating expenses	23,580	28,786	(5,206)	15,198	8,382	91,338	69,651
Amortization of intangibles	2,344	2,345	(1)	2,836	(492)	9,378	12,144
Goodwill impairment charge	-	-	-	-	-	-	3,801
Total operating expenses	321,955	317,088	4,867	320,871	1,084	1,257,196	1,255,635
Income (loss) from continuing operations before income tax	79,904	698	79,206	(7,006)	86,910	338,511	294,340
Income tax expense (benefit)	182,058	(19,966)	202,024	(1,766)	183,824	230,830	78,784
(Loss) income from continuing operations	(102,154)	20,664	(122,818)	(5,240)	(96,914)	107,681	215,556
Income from discontinued operations, net of tax	-	-	-	1,135	(1,135)	-	1,135
Net (loss) income	$(102,154)	$20,664	$(122,818)	$(4,105)	$(98,049)	$107,681	$216,691
Net (loss) income applicable to common stock	$(103,085)	$19,734	$(122,819)	$(5,036)	$(98,049)	$103,958	$212,968
Net (loss) income per common share - basic:
Net (loss) income from continuing operations	$(1.01)	$0.19	$(1.20)	$(0.06)	$(0.95)	$1.02	$2.05
Net income from discontinued operations	-	-	-	0.01	(0.01)	-	0.01
Net (loss) income per common share - basic	$(1.01)	$0.19	$(1.20)	$(0.05)	$(0.96)	$1.02	$2.06
Net (loss) income per common share - diluted:
Net (loss) income from continuing operations	$(1.01)	$0.19	$(1.20)	$(0.06)	$(0.95)	$1.02	$2.05
Net income from discontinued operations	-	-	-	0.01	(0.01)	-	0.01
Net (loss) income per common share - diluted	$(1.01)	$0.19	$(1.20)	$(0.05)	$(0.96)	$1.02	$2.06
Dividends Declared per Common Share	$0.25	$0.25	$-	$0.15	$0.10	$1.00	$0.60

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q4 2017 vs.
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	Q3 2017
Assets:
Cash and due from banks	$402,857	$517,437	$362,394	$(114,580)
Money market investments	5,255,119	5,488,212	2,890,217	(233,093)
Trading account securities, at fair value	43,187	45,951	59,805	(2,764)
Investment securities available-for-sale, at fair value	10,178,738	9,061,001	8,209,806	1,117,737
Investment securities held-to-maturity, at amortized cost	93,821	93,438	98,101	383
Other investment securities, at lower of cost or realizable value	167,225	173,965	167,818	(6,740)
Loans held-for-sale, at lower of cost or fair value	132,395	68,864	88,821	63,531
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	24,423,427	23,302,047	22,895,172	1,121,380
Loans covered under loss-sharing agreements with the FDIC	517,274	524,854	572,878	(7,580)
Less: Unearned income	130,633	128,597	121,425	2,036
Allowance for loan losses	623,426	646,913	540,651	(23,487)
Total loans held-in-portfolio, net	24,186,642	23,051,391	22,805,974	1,135,251
FDIC loss-share asset	45,192	48,470	69,334	(3,278)
Premises and equipment, net	547,142	532,532	543,981	14,610
Other real estate not covered under loss-sharing agreements with the FDIC	169,260	176,728	180,445	(7,468)
Other real estate covered under loss-sharing agreements with the FDIC	19,595	21,545	32,128	(1,950)
Accrued income receivable	213,844	146,339	138,042	67,505
Mortgage servicing assets, at fair value	168,031	180,157	196,889	(12,126)
Other assets	1,991,323	2,329,927	2,145,510	(338,604)
Goodwill	627,294	627,294	627,294	-
Other intangible assets	35,672	38,016	45,050	(2,344)
Total assets	$44,277,337	$42,601,267	$38,661,609	$1,676,070
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$8,490,945	$7,449,857	$6,980,443	$1,041,088
Interest bearing	26,962,563	26,799,079	23,515,781	163,484
Total deposits	35,453,508	34,248,936	30,496,224	1,204,572
Assets sold under agreements to repurchase	390,921	374,405	479,425	16,516
Other short-term borrowings	96,208	240,598	1,200	(144,390)
Notes payable	1,536,356	1,532,061	1,574,852	4,295
Other liabilities	1,696,439	919,836	911,951	776,603
Total liabilities	39,173,432	37,315,836	33,463,652	1,857,596
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,042	1,042	1,040	-
Surplus	4,298,503	4,265,053	4,255,022	33,450
Retained earnings	1,194,994	1,350,730	1,220,307	(155,736)
Treasury stock	(90,142)	(90,222)	(8,286)	80
Accumulated other comprehensive loss, net of tax	(350,652)	(291,332)	(320,286)	(59,320)
Total stockholders’ equity	5,103,905	5,285,431	5,197,957	(181,526)
Total liabilities and stockholders’ equity	$44,277,337	$42,601,267	$38,661,609	$1,676,070

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	31-Dec-17			30-Sep-17			31-Dec-16			Q4 2017 vs. Q3 2017			Q4 2017 vs. Q4 2016
($ amounts in
millions; yields not
on a taxable	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$15,666	$69.3	1.76%	$14,483	$63.9	1.76%	$12,185	$47.8	1.57%	$1,183	$5.4	-%	$3,481	$21.5	0.19%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	10,291	130.0	5.01	10,065	128.3	5.06	9,435	116.5	4.91	226	1.7	(0.05)	856	13.5	0.10
Construction	859	12.6	5.82	826	12.0	5.77	737	9.9	5.36	33	0.6	0.05	122	2.7	0.46
Mortgage	6,460	83.0	5.14	6,444	84.8	5.26	6,598	88.5	5.37	16	(1.8)	(0.12)	(138)	(5.5)	(0.23)
Consumer	3,772	102.6	10.79	3,782	99.1	10.40	3,774	97.3	10.26	(10)	3.5	0.39	(2)	5.3	0.53
Lease financing	781	11.8	6.04	750	11.9	6.37	688	11.4	6.64	31	(0.1)	(0.33)	93	0.4	(0.60)
Total loans (excluding WB loans)	22,163	340.0	6.10	21,867	336.1	6.11	21,232	323.6	6.07	296	3.9	(0.01)	931	16.4	0.03
WB loans	1,667	36.0	8.59	1,681	35.9	8.50	1,845	39.6	8.56	(14)	0.1	0.09	(178)	(3.6)	0.03
Total loans	23,830	376.0	6.27	23,548	372.0	6.28	23,077	363.2	6.27	282	4.0	(0.01)	753	12.8	-
Total interest earning assets	$39,496	$445.3	4.49%	$38,031	$435.9	4.56%	$35,262	$411.0	4.65%	$1,465	$9.4	(0.07)%	$4,234	$34.3	(0.16)%
Allowance for loan losses	(644)			(566)			(562)			(78)			(82)
Other non-interest earning assets	4,400			4,238			4,386			162			14
Total average assets	$43,252			$41,703			$39,086			$1,549			$4,166

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$11,023	$10.1	0.36%	$10,465	$10.3	0.39%	$8,007	$8.3	0.41%	$558	($0.2)	(0.03)%	$3,016	$1.8	(0.05)%
Savings	8,457	5.3	0.25	8,260	5.0	0.24	7,796	4.7	0.24	197	0.3	0.01	661	0.6	0.01
Time deposits	7,545	21.6	1.13	7,543	21.8	1.14	7,858	21.7	1.10	2	(0.2)	(0.01)	(313)	(0.1)	0.03
Total interest-bearing deposits	27,025	37.0	0.54	26,268	37.1	0.56	23,661	34.7	0.58	757	(0.1)	(0.02)	3,364	2.3	(0.04)
Borrowings	2,060	21.1	4.11	1,982	20.6	4.17	2,212	20.9	3.78	78	0.5	(0.06)	(152)	0.2	0.33
Total interest-bearing liabilities	29,085	58.1	0.80	28,250	57.7	0.81	25,873	55.6	0.86	835	0.4	(0.01)	3,212	2.5	(0.06)
Net interest spread			3.69%			3.75%			3.79%			(0.06)%			(0.10)%
Non-interest bearing deposits	7,880			7,235			6,976			645			904
Other liabilities	908			832			901			76			7
Liabilities from discontinued operations	-			-			2			-			(2)
Stockholders' equity	5,379			5,386			5,334			(7)			45
Total average liabilities and stockholders' equity	$43,252			$41,703			$39,086			$1,549			$4,166

Net interest income / margin non-taxable equivalent basis		$387.2	3.90%		$378.2	3.96%		$355.4	4.02%		$9.0	(0.06)%		$31.8	(0.12)%

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Year ended			Year ended
	31-Dec-17			31-Dec-16			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$14,157	$247.2	1.75%	$10,651	$174.9	1.64%	$3,506	$72.3	0.11%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,971	499.4	5.01	9,203	451.8	4.91	768	47.6	0.10
Construction	829	46.8	5.64	726	39.0	5.38	103	7.8	0.26
Mortgage	6,506	343.3	5.28	6,702	355.4	5.30	(196)	(12.1)	(0.02)
Consumer	3,739	394.1	10.54	3,823	394.0	10.31	(84)	0.1	0.23
Lease financing	742	47.1	6.35	660	44.3	6.71	82	2.8	(0.36)
Total loans (excluding WB loans)	21,787	1,330.7	6.11	21,114	1,284.5	6.08	673	46.2	0.03
WB loans	1,724	148.0	8.59	1,949	175.2	8.99	(225)	(27.2)	(0.40)
Total loans	23,511	1,478.7	6.29	23,063	1,459.7	6.33	448	19.0	(0.04)
Total interest earning assets	$37,668	$1,725.9	4.58%	$33,714	$1,634.6	4.85%	$3,954	$91.3	(0.27)%
Allowance for loan losses	(572)			(548)			(24)
Other non-interest earning assets	4,308			4,448			(140)
Total average assets	$41,404			$37,614			$3,790

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$10,116	$37.5	0.37%	$7,020	$27.6	0.39%	$3,096	$9.9	(0.02)%
Savings	8,103	20.2	0.25	7,528	18.0	0.24	575	2.2	0.01
Time deposits	7,625	84.1	1.10	7,910	82.0	1.04	(285)	2.1	0.06
Total interest-bearing deposits	25,844	141.8	0.55	22,458	127.6	0.57	3,386	14.2	(0.02)
Borrowings	2,001	82.1	4.10	2,339	84.9	3.63	(338)	(2.8)	0.47
Total interest-bearing liabilities	27,845	223.9	0.80	24,797	212.5	0.86	3,048	11.4	(0.06)
Net interest spread			3.78%			3.99%			(0.21)%
Non-interest bearing deposits	7,338			6,608			730
Other liabilities	876			928			(52)
Liabilities from discontinued operations	-			2			(2)
Stockholders' equity	5,345			5,279			66
Total average liabilities and stockholders' equity	$41,404			$37,614			$3,790

Net interest income / margin non-taxable equivalent basis		$1,502.0	3.99%		$1,422.1	4.22%		$79.9	(0.23)%

Financial Supplement to Fourth Quarter 2017 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities
	Quarters ended			Variance		Years ended		Variance
				Q4 2017	Q4 2017			2017 vs.
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	vs. Q3 2017	vs. Q4 2016	31-Dec-17	31-Dec-16	2016
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$9,815	$12,012	$14,211	$(2,197)	$(4,396)	$48,300	$58,208	$(9,908)
Mortgage servicing rights fair value adjustments	(12,257)	(10,262)	(6,457)	(1,995)	(5,800)	(36,519)	(25,336)	(11,183)
Total mortgage servicing fees, net of fair value adjustments	(2,442)	1,750	7,754	(4,192)	(10,196)	11,781	32,872	(21,091)
Net gain on sale of loans, including valuation on loans held-for-sale	213	4,244	2,535	(4,031)	(2,322)	17,088	26,976	(9,888)
Trading account profit (loss):
Unrealized gains (losses) on outstanding derivative positions	288	(147)	43	435	245	184	(1)	185
Realized gains (losses) on closed derivative positions	88	(608)	4,156	696	(4,068)	(3,557)	(3,309)	(248)
Total trading account profit (loss)	376	(755)	4,199	1,131	(3,823)	(3,373)	(3,310)	(63)
Total mortgage banking activities	$(1,853)	$5,239	$14,488	$(7,092)	$(16,341)	$25,496	$56,538	$(31,042)

Other Service Fees
	Quarters ended			Variance			Years ended	Variance
				Q4 2017	Q4 2017			2017 vs.
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	vs. Q3 2017	vs. Q4 2016	31-Dec-17	31-Dec-16	2016
Other service fees:
Debit card fees	$9,243	$10,359	$12,088	$(1,116)	$(2,845)	$42,721	$46,241	$(3,520)
Insurance fees	11,538	13,076	20,804	(1,538)	(9,266)	50,948	63,482	(12,534)
Credit card fees	13,304	16,699	18,324	(3,395)	(5,020)	67,584	70,526	(2,942)
Sale and administration of investment products	5,581	5,496	5,652	85	(71)	21,958	21,450	508
Trust fees	5,297	4,817	4,782	480	515	19,972	18,811	1,161
Other fees	3,480	3,034	3,624	446	(144)	14,084	14,260	(176)
Total other service fees	$48,443	$53,481	$65,274	$(5,038)	$(16,831)	$217,267	$234,770	$(17,503)

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
				Q4 2017 vs.	Q4 2017 vs.
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	Q3 2017	Q4 2016
Loans not covered under FDIC loss-sharing agreements:
Commercial	$11,488,861	$11,227,095	$10,798,507	$261,766	$690,354
Construction	880,029	823,325	776,300	56,704	103,729
Legacy [1]	32,980	37,508	45,293	(4,528)	(12,313)
Lease financing	809,990	754,881	702,893	55,109	107,097
Mortgage	7,270,407	6,529,235	6,696,361	741,172	574,046
Consumer	3,810,527	3,801,406	3,754,393	9,121	56,134
Total non-covered loans held-in-portfolio	$24,292,794	$23,173,450	$22,773,747	$1,119,344	$1,519,047
Loans covered under FDIC loss-sharing agreements	517,274	524,854	572,878	(7,580)	(55,604)
Total loans held-in-portfolio	$24,810,068	$23,698,304	$23,346,625	$1,111,764	$1,463,443
Loans held-for-sale:
Mortgage	132,395	68,864	88,821	63,531	43,574
Total loans held-for-sale	$132,395	$68,864	$88,821	$63,531	$43,574
Total loans	$24,942,463	$23,767,168	$23,435,446	$1,175,295	$1,507,017
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
Deposits - Ending Balances
				Variance
				Q4 2017 vs. Q3	Q4 2017 vs.Q4
(In thousands)	31-Dec-17	30-Sep-17	31-Dec-16	2017	2016
Demand deposits [1]	$12,460,081	$11,576,048	$9,053,897	$884,033	$3,406,184
Savings, NOW and money market deposits (non-brokered)	15,054,242	14,638,191	13,327,298	416,051	1,726,944
Savings, NOW and money market deposits (brokered)	424,307	422,174	405,487	2,133	18,820
Time deposits (non-brokered)	7,411,140	7,446,922	7,486,717	(35,782)	(75,577)
Time deposits (brokered CDs)	103,738	165,601	222,825	(61,863)	(119,087)
Total deposits	$35,453,508	$34,248,936	$30,496,224	$1,204,572	$4,957,284
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
		As a % of		As a % of		As a % of
		loans HIP by		loans HIP by		loans HIP by	Q4 2017 vs.	Q4 2017 vs.
(Dollars in thousands)	31-Dec-17	category	30-Sep-17	category	31-Dec-16	category	Q3 2017	Q4 2016
Non-accrual loans:
Commercial	$165,065	1.4%	$165,352	1.5%	$163,348	1.5%	$(287)	$1,717
Construction	-	-	99	-	-	-	(99)	-
Legacy [1]	3,039	9.2	3,268	8.7	3,337	7.4	(229)	(298)
Lease financing	2,974	0.4	2,684	0.4	3,062	0.4	290	(88)
Mortgage	321,549	4.4	352,315	5.4	329,907	4.9	(30,766)	(8,358)
Consumer	58,330	1.5	62,210	1.6	58,261	1.6	(3,880)	69
Total non-performing loans held-in-
portfolio, excluding covered loans	550,957	2.3%	585,928	2.5%	557,915	2.5%	(34,971)	(6,958)
Other real estate owned (“OREO”),
excluding covered OREO	169,260		176,728		180,445		(7,468)	(11,185)
Total non-performing assets,
excluding covered assets	720,217		762,656		738,360		(42,439)	(18,143)
Covered loans and OREO	22,948		24,951		36,044		(2,003)	(13,096)
Total non-performing assets	$743,165		$787,607		$774,404		$(44,442)	$(31,239)
Accruing loans past due 90 days or more [3]	$1,225,149		$465,127		$426,652		$760,022	$798,497
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.27%		2.53%		2.45%
Allowance for loan losses to loans
held-in-portfolio	2.43		2.65		2.24
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	107.12		104.77		91.47
Ratios including covered loans:
Non-performing assets to total assets	1.68%		1.85%		2.00%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.23		2.49		2.41
Allowance for loan losses to loans
held-in-portfolio	2.51		2.73		2.32
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	112.47		109.77		96.23
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] There were no non-performing loans held-for-sale as of December 31, 2017, September 30, 2017 and December 31, 2016.
[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans increased by $760 million due mainly to the rebooking of loans previously pooled into GNMA securities. Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected on the financial statements of the Bank with an offsetting liability. While the borrowers for our serviced GNMA portfolio benefited from the loan payment moratorium, the delinquency status of these loans continued to be reported to GNMA without considering the moratorium. These balances include $178 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2017 (September 30, 2017 - $157 million; December 31, 2016 - $181 million). Furthermore, the Corporation has approximately $58 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (September 30, 2017 - $57 million; December 30, 2016 - $68 million).

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-17			30-Sep-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$160,043	$5,309	$165,352	$162,863	$4,001	$166,864
Plus:
New non-performing loans	22,975	1,662	24,637	8,085	4,027	12,112
Less:
Non-performing loans transferred to OREO	(254)	-	(254)	(76)	-	(76)
Non-performing loans charged-off	(9,456)	-	(9,456)	(3,587)	(49)	(3,636)
Loans returned to accrual status / loan collections	(12,082)	(3,132)	(15,214)	(7,242)	(2,670)	(9,912)
Ending balance NPLs	$161,226	$3,839	$165,065	$160,043	$5,309	$165,352

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-17			30-Sep-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$99	$-	$99	$-	$-	$-
Plus:
New non-performing loans	-	-	-	99	-	99
Loans returned to accrual status / loan collections	(99)	-	(99)	-	-	-
Ending balance NPLs	$-	$-	$-	$99	$-	$99

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-17			30-Sep-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$337,967	$14,348	$352,315	$306,642	$12,280	$318,922
Plus:
New non-performing loans	1,583	6,622	8,205	97,314	5,349	102,663
Advances on existing non-performing loans	-	662	662	-	-	-
Less:
Non-performing loans transferred to OREO	(1,085)	-	(1,085)	(9,408)	-	(9,408)
Non-performing loans charged-off	(18,101)	(60)	(18,161)	(10,864)	(66)	(10,930)
Loans returned to accrual status / loan collections	(13,667)	(6,720)	(20,387)	(45,717)	(3,215)	(48,932)
Ending balance NPLs	$306,697	$14,852	$321,549	$337,967	$14,348	$352,315

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-17			30-Sep-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$3,268	$3,268	$-	$3,360	$3,360
Plus:
Advances on existing non-performing loans	-	-	-	-	64	64
Less:
Non-performing loans charged-off	-	-	-	-	(14)	(14)
Loans returned to accrual status / loan collections	-	(229)	(229)	-	(142)	(142)
Ending balance NPLs	$-	$3,039	$3,039	$-	$3,268	$3,268

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	31-Dec-17			30-Sep-17
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$498,109	$22,925	$521,034	$469,505	$19,641	$489,146
Plus:
New non-performing loans	24,558	8,284	32,842	105,498	9,376	114,874
Advances on existing non-performing loans	-	662	662	-	64	64
Less:
Non-performing loans transferred to OREO	(1,339)	-	(1,339)	(9,484)	-	(9,484)
Non-performing loans charged-off	(27,557)	(60)	(27,617)	(14,451)	(129)	(14,580)
Loans returned to accrual status / loan collections	(25,848)	(10,081)	(35,929)	(52,959)	(6,027)	(58,986)
Ending balance NPLs	$467,923	$21,730	$489,653	$498,109	$22,925	$521,034

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	31-Dec-17					30-Sep-17					31-Dec-16

	Non-covered		Covered			Non-covered		Covered			Non-covered		Covered
(Dollars in thousands)	loans		loans	Total		loans		loans	Total		loans		loans	Total
Balance at beginning of period	$613,856		$33,057	$646,913		$509,206		$30,808	$540,014		$525,593		$30,262	$555,855
Provision (reversal) for loan losses	70,001		1,487	71,488		157,659		3,100	160,759		40,924		441	41,365
	683,857		34,544	718,401		666,865		33,908	700,773		566,517		30,703	597,220
Net loans charged-off (recovered):
BPPR
Commercial	8,450		-	8,450		(438)		-	(438)		9,205		-	9,205
Construction	(59)		-	(59)		(50)		-	(50)		8		-	8
Lease financing	3,024		-	3,024		1,495		-	1,495		1,000		-	1,000
Mortgage	23,565		1,315	24,880		17,071		831	17,902		20,919		360	21,279
Consumer	24,138		(15)	24,123		27,223		20	27,243		22,284		(7)	22,277
Total BPPR	59,118		1,300	60,418		45,301		851	46,152		53,416		353	53,769

BPNA
Commercial	30,981		-	30,981		4,282		-	4,282		(1,080)		-	(1,080)
Construction	(7)		-	(7)		-		-	-		-		-	-
Legacy [1]	(647)		-	(647)		(297)		-	(297)		(253)		-	(253)
Mortgage	56		-	56		(174)		-	(174)		(255)		-	(255)
Consumer	4,174		-	4,174		3,897		-	3,897		4,388		-	4,388
Total BPNA	34,557		-	34,557		7,708		-	7,708		2,800		-	2,800
Total loans charged-off - Popular, Inc.	93,675		1,300	94,975		53,009		851	53,860		56,216		353	56,569
Balance at end of period	$590,182		$33,244	$623,426		$613,856		$33,057	$646,913		$510,301		$30,350	$540,651

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.61%			1.60%		0.92%			0.92%		1.00%			0.98%
Provision for loan losses to net charge-offs	0.75	x		0.75	x	2.97	x		2.98	x	0.73	x		0.73	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.38%			1.37%		1.07%			1.05%		1.25%			1.22%
Provision for loan losses to net charge-offs	0.90	x		0.90	x	2.54	x		2.56	x	0.70	x		0.70	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				2.26%					0.52%					0.21%
Provision for loan losses to net charge-offs (recoveries)				0.49	x				5.52	x				1.27	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

	Year ended					Year ended
(Dollars in thousands)	31-Dec-17					31-Dec-16
	Non-covered		Covered			Non-covered		Covered
	loans		loans	Total		loans		loans	Total
Balance at beginning of period	$510,301		$30,350	$540,651		$502,935		$34,176	$537,111
Provision (reversal of provision) for loan losses	319,682		5,742	325,424		171,126		(1,110)	170,016
	829,983		36,092	866,075		674,061		33,066	707,127
Net loans charged-off (recovered):
BPPR
Commercial [4]	22,395		-	22,395		20,755		-	20,755
Construction	(2,623)		-	(2,623)		(2,021)		-	(2,021)
Lease financing	6,770		-	6,770		3,888		-	3,888
Mortgage	74,944		2,736	77,680		64,316		2,716	67,032
Consumer	90,133		112	90,245		76,306		-	76,306
Total BPPR	191,619		2,848	194,467		163,244		2,716	165,960

BPNA
Commercial	34,157		-	34,157		(3,313)		-	(3,313)
Construction	(7)		-	(7)		-		-	-
Legacy [1]	(1,730)		-	(1,730)		(1,913)		-	(1,913)
Mortgage	240		-	240		1,933		-	1,933
Consumer	15,522		-	15,522		9,254		-	9,254
Total BPNA	48,182		-	48,182		5,961		-	5,961
Total loans charged-off - Popular, Inc.	239,801		2,848	242,649		169,205		2,716	171,921
Net recoveries [2]	-		-	-		5,445		-	5,445
Balance at end of period	$590,182		$33,244	$623,426		$510,301		$30,350	$540,651

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.05%			1.03%		0.76%			0.75%
Provision for loan losses to net charge-offs [3]	1.33	x		1.34	x	1.01	x		0.99	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.13%			1.11%		0.95%			0.93%
Provision for loan losses to net charge-offs [3]	1.26	x		1.27	x	0.95	x		0.93	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.82%					0.12%
Provision for loan losses to net charge-offs				1.62	x				2.56	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Net recoveries for the year ended December 31, 2016 are related to loans sold or reclassified to held-for-sale.
[3] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale during the years ended December 31, 2016.
[4] For the year ended December 31, 2017, includes the elimination of an incremental $6.0 million charge-off related to the inter-company transfer of a loan between BPPR and Popular, Inc., its bank honding company, the impact of which is eliminated in the consolidated results of the Corporation in accordance with U.S. GAAP.

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Dec-17
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	financing	Consumer	Total [3]
Specific ALLL		$36,982	$-	$-	$48,832	$475	$22,802	$109,091
Impaired loans	[1]	$323,455	$-	$-	$518,275	$1,456	$104,237	$947,423
Specific ALLL to impaired loans	[1]	11.43%	-%	-%	9.42%	32.62%	21.88%	11.51%
General ALLL		$178,683	$8,362	$798	$114,790	$11,516	$166,942	$481,091
Loans held-in-portfolio, excluding impaired loans	[1]	$11,165,406	$880,029	$32,980	$6,752,132	$808,534	$3,706,290	$23,345,371
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.60%	0.95%	2.42%	1.70%	1.42%	4.50%	2.06%
Total ALLL		$215,665	$8,362	$798	$163,622	$11,991	$189,744	$590,182
Total non-covered loans held-in-portfolio	[1]	$11,488,861	$880,029	$32,980	$7,270,407	$809,990	$3,810,527	$24,292,794
ALLL to loans held-in-portfolio	[1]	1.88%	0.95%	2.42%	2.25%	1.48%	4.98%	2.43%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2017, the general allowance on the covered loans amounted to $33.2 million.

30-Sep-17
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	financing	Consumer	Total [3]
Specific ALLL		$40,863	$-	$-	$51,421	$450	$22,457	$115,191
Impaired loans	[1]	$328,704	$-	$-	$519,228	$1,468	$105,387	$954,787
Specific ALLL to impaired loans	[1]	12.43%	-%	-%	9.90%	30.65%	21.31%	12.06%
General ALLL		$228,106	$8,822	$872	$122,469	$9,982	$128,414	$498,665
Loans held-in-portfolio, excluding impaired loans	[1]	$10,898,391	$823,325	$37,508	$6,010,007	$753,413	$3,696,019	$22,218,663
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	2.09%	1.07%	2.32%	2.04%	1.32%	3.47%	2.24%
Total ALLL		$268,969	$8,822	$872	$173,890	$10,432	$150,871	$613,856
Total non-covered loans held-in-portfolio	[1]	$11,227,095	$823,325	$37,508	$6,529,235	$754,881	$3,801,406	$23,173,450
ALLL to loans held-in-portfolio	[1]	2.40%	1.07%	2.32%	2.66%	1.38%	3.97%	2.65%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2017, the general allowance on the covered loans amounted to $33.1 million.

Variance
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	financing	Consumer	Total
Specific ALLL		$(3,881)	$-	$-	$(2,589)	$25	$345	$(6,100)
Impaired loans		$(5,249)	$-	$-	$(953)	$(12)	$(1,150)	$(7,364)
General ALLL		$(49,423)	$(460)	$(74)	$(7,679)	$1,534	$38,528	$(17,574)
Loans held-in-portfolio, excluding impaired loans		$267,015	$56,704	$(4,528)	$742,125	$55,121	$10,271	$1,126,708
Total ALLL		$(53,304)	$(460)	$(74)	$(10,268)	$1,559	$38,873	$(23,674)
Total non-covered loans held-in-portfolio		$261,766	$56,704	$(4,528)	$741,172	$55,109	$9,121	$1,119,344

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Dec-17
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$36,982	$-	$46,354	$475	$21,849	$105,660
General ALLL non-covered loans	134,549	1,286	112,727	11,516	152,366	412,444
ALLL - non-covered loans	171,531	1,286	159,081	11,991	174,215	518,104
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	32,521	-	723	33,244
ALLL - covered loans	-	-	32,521	-	723	33,244
Total ALLL	$171,531	$1,286	$191,602	$11,991	$174,938	$551,348
Loans held-in-portfolio:
Impaired non-covered loans	$323,455	$-	$509,033	$1,456	$99,180	$933,124
Non-covered loans held-in-portfolio, excluding impaired loans	6,942,444	95,369	6,067,746	808,534	3,230,841	17,144,934
Non-covered loans held-in-portfolio	7,265,899	95,369	6,576,779	809,990	3,330,021	18,078,058
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	502,929	-	14,345	517,274
Covered loans held-in-portfolio	-	-	502,929	-	14,345	517,274
Total loans held-in-portfolio	$7,265,899	$95,369	$7,079,708	$809,990	$3,344,366	$18,595,332

30-Sep-17
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$40,863	$-	$49,129	$450	$21,730	$112,172
General ALLL non-covered loans	164,823	1,699	120,504	9,982	115,069	412,077
ALLL - non-covered loans	205,686	1,699	169,633	10,432	136,799	524,249
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	31,991	-	1,066	33,057
ALLL - covered loans	-	-	31,991	-	1,066	33,057
Total ALLL	$205,686	$1,699	$201,624	$10,432	$137,865	$557,306
Loans held-in-portfolio:
Impaired non-covered loans	$328,704	$-	$510,134	$1,468	$101,948	$942,254
Non-covered loans held-in-portfolio, excluding impaired loans	6,840,907	87,705	5,305,371	753,413	3,188,422	16,175,818
Non-covered loans held-in-portfolio	7,169,611	87,705	5,815,505	754,881	3,290,370	17,118,072
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	510,211	-	14,643	524,854
Covered loans held-in-portfolio	-	-	510,211	-	14,643	524,854
Total loans held-in-portfolio	$7,169,611	$87,705	$6,325,716	$754,881	$3,305,013	$17,642,926

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(3,881)	$-	$(2,775)	$25	$119	$(6,512)
General ALLL non-covered loans	(30,274)	(413)	(7,777)	1,534	37,297	367
ALLL - non-covered loans	(34,155)	(413)	(10,552)	1,559	37,416	(6,145)
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	530	-	(343)	187
ALLL - covered loans	-	-	530	-	(343)	187
Total ALLL	$(34,155)	$(413)	$(10,022)	$1,559	$37,073	$(5,958)
Loans held-in-portfolio:
Impaired non-covered loans	$(5,249)	$-	$(1,101)	$(12)	$(2,768)	$(9,130)
Non-covered loans held-in-portfolio, excluding impaired loans	101,537	7,664	762,375	55,121	42,419	969,116
Non-covered loans held-in-portfolio	96,288	7,664	761,274	55,109	39,651	959,986
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(7,282)	-	(298)	(7,580)
Covered loans held-in-portfolio	-	-	(7,282)	-	(298)	(7,580)
Total loans held-in-portfolio	$96,288	$7,664	$753,992	$55,109	$39,353	$952,406

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Dec-17
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,478	$953	$3,431
General ALLL	44,134	7,076	798	2,063	14,576	68,647
Total ALLL	$44,134	$7,076	$798	$4,541	$15,529	$72,078
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$9,242	$5,057	$14,299
Loans held-in-portfolio, excluding impaired loans	4,222,962	784,660	32,980	684,386	475,449	6,200,437
Total loans held-in-portfolio	$4,222,962	$784,660	$32,980	$693,628	$480,506	$6,214,736

30-Sep-17
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,292	$727	$3,019
General ALLL	63,283	7,123	872	1,965	13,345	86,588
Total ALLL	$63,283	$7,123	$872	$4,257	$14,072	$89,607
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$9,094	$3,439	$12,533
Loans held-in-portfolio, excluding impaired loans	4,057,484	735,620	37,508	704,636	507,597	6,042,845
Total loans held-in-portfolio	$4,057,484	$735,620	$37,508	$713,730	$511,036	$6,055,378

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$186	$226	$412
General ALLL	(19,149)	(47)	(74)	98	1,231	(17,941)
Total ALLL	$(19,149)	$(47)	$(74)	$284	$1,457	$(17,529)
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$148	$1,618	$1,766
Loans held-in-portfolio, excluding impaired loans	165,478	49,040	(4,528)	(20,250)	(32,148)	157,592
Total loans held-in-portfolio	$165,478	$49,040	$(4,528)	$(20,102)	$(30,530)	$159,358

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Dec-17	30-Sep-17	31-Dec-16
Total stockholders’ equity	$5,103,905	$5,285,431	$5,197,957
Less: Preferred stock	(50,160)	(50,160)	(50,160)
	$5,053,745	$5,235,271	$5,147,797
Common shares outstanding at end of period	102,068,981	102,026,417	103,790,932
Common equity per share	$49.51	$51.31	$49.60

Total stockholders’ equity	$5,103,905	$5,285,431	$5,197,957
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(627,294)	(627,294)	(627,294)
Less: Other intangibles	(35,672)	(38,016)	(45,050)
Total tangible common equity	$4,390,779	$4,569,961	$4,475,453
Total assets	$44,277,337	$42,601,267	$38,661,609
Less: Goodwill	(627,294)	(627,294)	(627,294)
Less: Other intangibles	(35,672)	(38,016)	(45,050)
Total tangible assets	$43,614,371	$41,935,957	$37,989,265
Tangible common equity to tangible assets	10.07%	10.90%	11.78%
Common shares outstanding at end of period	102,068,981	102,026,417	103,790,932
Tangible book value per common share	$43.02	$44.79	$43.12

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues (Expenses)
	Quarters ended
(In thousands)	31-Dec-17	30-Sep-17	Variance
Interest income on WB loans	$36,011	$35,939	$72
FDIC loss-share income (expense):
(Amortization) accretion of indemnification asset	(407)	567	(974)
80% mirror accounting on credit impairment losses [1]	1,191	(329)	1,520
80% mirror accounting on reimbursable expenses	222	588	(366)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs,
subject to reimbursement to the FDIC	(427)	(1,601)	1,174
Change in true-up payment obligation	2,018	(3,208)	5,226
Other	17	35	(18)
Total FDIC loss-share income (expense)	2,614	(3,948)	6,562
Total income	38,625	31,991	6,634
Provision for loan losses- WB loans	2,501	14,751	(12,250)
Total income less provision for loan losses	$36,124	$17,240	$18,884
[1] Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreement for interest not collected from borrowers is limited under the agreement (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [1][2]
(In thousands)	31-Dec-17	30-Sep-17	Variance
Professional fees	$111	$315	$(204)
OREO expenses	1,154	1,807	(653)
Other operating expenses	1,694	1,748	(54)
Total operating expenses	$2,959	$3,870	$(911)
[1] Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreements.
[2] Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Dec-17	30-Sep-17	Variance
Loans	$1,667	$1,681	$(14)
FDIC loss-share asset	48	52	(4)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	31-Dec-17		30-Sep-17
		Carrying amount		Carrying amount
(In thousands)	Accretable yield	of loans	Accretable yield	of loans
Beginning balance	$909,329	$1,588,547	$942,668	$1,617,787
Accretion	(34,435)	34,435	(34,790)	34,790
Changes in expected cash flows	5,821	-	1,451	-
Collections / loan sales / charge-offs	-	(30,061)	-	(64,030)
Ending balance[1]	880,715	1,592,921	909,329	1,588,547
Allowance for loan losses - ASC 310-30 loans	-	(70,129)	-	(67,100)
Ending balance, net of allowance for loan losses	$880,715	$1,522,792	$909,329	$1,521,447

[1] The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $507 million as of December 31, 2017 and $515 million as of September 30, 2017.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Dec-17		30-Sep-17
Balance at beginning of period		$49,394		$53,070
(Amortization) accretion		(407)		567
Credit impairment losses to be covered under loss-sharing agreements		1,191		(329)
Reimbursable expenses to be covered under loss-sharing agreements		222		588
Net payments from FDIC under loss-sharing agreements		(4,084)		(4,502)
Balance at end of period		46,316		49,394
Balance due to the FDIC for recoveries on covered assets		(1,124)		(924)
Net balance of indemnity asset and amounts due from the FDIC		$45,192		$48,470

Activity in the remaining FDIC loss-share asset (amortization) accretion

		Quarters ended
(In thousands)		31-Dec-17		30-Sep-17
Balance at beginning of period [1]		$(2,557)		$(725)
(Amortization) accretion [2]		(407)		567
Impact of change in projected losses		4,526		(2,399)
Balance at end of period		$1,562		$(2,557)
[1] Positive balance represents negative discount (debit to assets), while a negative balance represents a discount (credit to assets).
[2] Amortization results in a negative impact to non-interest income, while accretion results in a positive impact to non-interest income, particularly FDIC loss-share income (expense).

Popular, Inc.
Financial Supplement to Fourth Quarter 2017 Earnings Release
Table P - Adjusted Net Income for the Years Ended December 31, 2017 and 2016 (Non-GAAP)
(Unaudited)

	31-Dec-17
		Income tax	Impact on net
(In thousands)	Pre-tax	effect	income
U.S. GAAP Net income			$107,681
Non-GAAP Adjustments:
Impact of the Tax Cut and Jobs Act[1]	-	168,358	168,358
Adjusted net income (Non-GAAP)			$276,039
[1]On December 22, 2017, the Tax Cut and Jobs Act ("the Act") was signed into law by the President of the United States. The Act, among other things, reduced the maximum federal Corporate tax rate from 35% to 21%. The adjustment reduced the DTA related to the Corporation's U.S. operations as a result of a lower realizable benefit at the lower tax rate.

	31-Dec-16
		Income tax	Impact on net
(In thousands)	Pre-tax	effect	income
U.S. GAAP Net income			$216,691
Non-GAAP Adjustments:
Impact of EVERTEC restatement [1]	2,173	-	2,173
Bulk Sale of WB loans and OREO [2]	(891)	347 [4]	(544)
FDIC arbitration award[3]	171,757	(41,108)[4]	130,649
Goodwill impairment charge[5]	3,801	-	3,801
Other FDIC - LSA adjustments[6]	8,806	(2,380)	6,426
Income from discontinued operations[7]	(2,015)	880	(1,135)
Adjusted net income (Non-GAAP)			$358,061

[1]Represents Popular Inc.'s proportionate share of the cumulative impact of EVERTEC restatement and other corrective adjustments to its financial statements, as disclosed in EVERTEC's 2015 Annual Report on Form 10K. Due to the preferential tax rate on the income from EVERTEC, the tax effect of this transaction was insignificant to the Corporation.

[2]Represents the impact of the bulk sale of Westernbank loans and OREO.
[3]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims.
[4]Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.
[5]Represents goodwill impairment charge in the Corporation’s securities subsidiary. The securities subsidiary is a limited liability company with a partnership election. Accordingly, its earnings flow through Popular, Inc., holding company, for income tax purposes. Since Popular, Inc. has a full valuation allowance on its deferred tax assets, this results in an effective tax rate of 0%.
[6]Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value.
[7]Represents income from discontinued operations associated with the BPNA reorganization.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications